                                                                    EXHIBIT 10.2

                          BATCHELDER & PARTNERS, INC.
                    4330 La Jolla Village Drive, Suite 200
                          San Diego, California 92122


David H. Batchelder                                   Telephone:  (619) 456-6655
Chairman and Chief Executive Officer                  Telecopier: (619) 456-7969


                                 April 6, 1998


Mr. Robert A. Tinstman
President and Chief Executive Officer
Morrison Knudsen Corporation
Morrison Knudsen Plaza
720 Park Boulevard
Boise, Idaho  83712

Dear Bob:

     This is to confirm our understanding that Morrison Knudsen Corporation, its successors and/or assignees (the "Company") has retained Batchelder & Partners, Inc. ("B&P") as its non-exclusive financial advisor with respect to transactions that the Company may pursue with CBS Corporation ("CBS"), including the merger, consolidation, combination, reorganization, recapitalization or acquisition of all or a portion of the stock or assets of CBS Corporation divisions known to you and us as Government and Environmental Services Company ("GESCO"), and Energy Systems ("Energy Systems") (individually or collectively a "Transaction"). "You," as used herein, shall refer to the Company.

     In connection with our engagement hereunder and all other engagements involving the Company and in effect during calendar year 1998, the Company shall pay B&P an aggregate retainer fee of $50,000 per month, payable in cash on the first business day of each month commencing April 1, 1998. Provided, however, that the maximum monthly, and aggregate retainer fee payable to B&P pursuant to this agreement and pursuant to all other fee arrangements in effect during calendar year 1998 between the Company and B&P shall not exceed $50,000, and $250,000, respectively, for the twelve months ended December 31, 1998. Provided further that any retainer fee paid to B&P hereunder shall be creditable against any Success Fee (as hereinafter defined) paid to B&P pursuant to this agreement or pursuant to any other agreement entered into during 1998 between B&P and the Company.

     Further, if any Transaction or series of Transactions is consummated by You and/or any entity substantially owned by You or any partnership, limited liability company, affiliate or joint venture of which You are a member (singly or collectively, "Acquirer"), the Company agrees to pay B&P a fee (the "Success Fee") equal to 0.6 percent (.006) of the MK Transaction Value. "MK

Mr. Robert Tinstman                    -2-                        April 6, 1998



Transaction Value" shall mean the aggregate Value (as hereinafter defined) of all cash, non-cash assets, equity and debt issued or assumed in connection with a Transaction and shall include the Value of equity and debt securities of any entity created as part of a process to effect a Transaction. "Value" shall mean
(i) with respect to cash, the amount thereof provided by You or accruing to the Company's economic interest in Acquirer; (ii) with respect to marketable securities contributed by You or accruing to the Company's economic interest in Acquirer, the mean of the average of the bid and ask of such securities as quoted at the close on their principal trading market on the tenth through the sixth consecutive trading days ending on the trading day preceding the date of closing of the Transaction or, if not quoted on such dates, the mean of the average of the bid and ask of such securities as quoted at the close on their principal trading market on the five (5) consecutive trading days beginning with the next such trading day on which a bid/ask is so quoted; and (iii) with respect to non-cash consideration other than marketable securities, the fair market value thereof relevant to the Company's economic interest in Acquirer as mutually agreed by the Company and B&P. Any fee pursuant to this paragraph shall be payable in cash upon closing or consummation of such Transaction or, in the event that the determination of Value requires market information only available after such closing, as soon as practicable thereafter but in no event later than fifteen (15) days after closing or consummation of such Transaction. In the event that a Transaction is not consummated and the Company receives a break fee or similar compensation (a "Break Fee"), the Company shall pay to B&P ten (10) percent of such Break Fee.

     In addition to the foregoing compensation, You shall reimburse B&P for our reasonable out-of-pocket expenses, which shall include the fees and disbursements of our counsel. We shall not incur expenses in excess of $25,000 without your approval, which shall not be unreasonably withheld.

     Since we will be acting on the Company's behalf, the Company is agreeing to provide us with indemnification pursuant to the letter dated April 1, 1998 from the Company to B&P. Further, nothing in this engagement is intended to create an agency or other fiduciary relationship between the parties or any of their affiliates, directors, officers, partners, agents or employees. The sole obligation of B&P hereunder shall be the contractual obligations specifically created by this agreement.

     Our services hereunder may be terminated by the Company or by B&P upon written notice and, in any event, shall terminate on March 31, 1999. If the Company elects to terminate, no further retainer amounts shall accrue, any due but unpaid retainer amounts and fees shall be paid and any reimbursable expenses incurred before the date of termination shall be paid. Provided, however,

Mr. Robert Tinstman                     -3-                       April 6, 1998


you specifically acknowledge that our services hereunder will have continuing value to the Company and therefore You agree that if You terminate our services and within 12 months thereafter, an Acquirer effects a Transaction, then B&P shall be entitled to compensation pursuant to the third paragraph hereof to the same extent as if our services had not been terminated. If B&P elects to terminate, no further retainer amounts shall accrue, any due but unpaid retainer amounts and fees shall be paid and any reimbursable expenses incurred before the date of termination shall be paid. Notwithstanding the foregoing, the provisions of the preceding paragraph shall survive any termination, whether by the Company, or by B&P, as a result of the passage of time or otherwise.

     Except as required by law, any advise (written or oral) rendered by us pursuant to this letter ay not be disclosed publicly without our prior written consent, which consent shall not be unreasonably withheld.

     Please confirm that the foregoing is in accordance with the Company's understanding by signing and returning the duplicate of this letter attached hereto, which shall thereupon constitute a binding agreement.

                              Very truly yours,

                              BATCHELDER & PARTNERS, INC.


                              By:  /s/ David H. Batchelder
                                   -----------------------------------
                                   Chairman and CEO


Confirmed:

MORRISON KNUDSEN CORPORATION


By:  /s/ Stephen G. Hanks
     ---------------------------

Printed Name:  Stephen G. Hanks
               -----------------

Title:  Exec. Vice President
        ------------------------

Date:      Oct. 6, 1998
       -------------------------

                                 April 1, 1998



Batchelder & Partners, Inc.
4330 La Jolla Village Drive, Suite 200
San Diego, California   92122


Gentlemen:

     In connection with your engagement as financial advisor to Morrison Knudsen Corporation, its successors and/or assignees (the "Undersigned") with respect to the matters contemplated by the letter from you to the Undersigned of even date herewith, the Undersigned hereby agrees to indemnify and hold harmless you and your affiliates, the respective directors, officers, partners, agents, and employees of you and your affiliates and each other person, if any, controlling you or any of your affiliates, to the full extent lawful, from and against all losses, claims, damages, liabilities and expenses incurred by you and such other persons (including reasonable fees and disbursements of counsel) which (A) are related to or arise out of (i) actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Undersigned, its associates or affiliates or (ii) actions taken or omitted to be taken by an indemnified person with the consent of the Undersigned, its associates or affiliates or in conformity with their actions or omissions or (B) are otherwise related to or arise out of your activities on behalf of the Undersigned, its associates or affiliates under your engagement, and the Undersigned will reimburse you and any other person indemnified hereunder for all expenses (including reasonable fees and disbursements of counsel) as they are incurred by you or such other indemnified person in connection with investigating, preparing or defending any such action or claim, whether or not in connection with pending or threatened litigation in which you or any other indemnified person is a party. The Undersigned will not be responsible, however, for any losses, claims, damages, liabilities or expenses pursuant to clause (B) of the preceding sentence which are finally judicially determined to have resulted primarily from the willful misconduct, bad faith or gross negligence of the person seeking indemnification hereunder (although it is expressly intended that the Undersigned will be responsible for any thereof that result from the negligence, other than gross negligence, of such person). The Undersigned also agrees that neither you, nor any of your affiliates, nor any director, officer, partner, agent or employee of you or any of your affiliates, nor any person controlling you or any of your affiliates, shall have any liability to the Undersigned for or in connection with such engagement except for such liability for losses, claims, damages, liabilities or expenses incurred by the Undersigned which is finally judicially determined to have resulted primarily from your willful misconduct, bad faith or gross negligence as herein described. The foregoing agreement shall be in addition to any rights that you or any indemnified person may have at common law or otherwise, including, but not limited to, any right to contribution.

Batchelder & Partners, Inc.            -2-                       April 1, 1998



     It is understood that, in connection with your engagement, you may also be engaged to act for the Undersigned, its associates or affiliates in one or more additional capacities, and that the terms of the original engagement or any such additional engagement may be embodied in one or more separate written agreements. This indemnification shall apply to the original engagement, any such additional engagement and any modification of the original engagement or such additional engagement in connection with which this letter is expressly referenced in writing and shall remain in full force and effect following the completion or termination of such engagement(s).


                         Very truly yours,

                         MORRISON KNUDSEN CORPORATION


                         /s/Stephen G. Hanks
                         -----------------------------------


Accepted:

BATCHELDER & PARTNERS, INC.


By:  /s/ David H. Batchelder
     ----------------------------

Title:
      ---------------------------

Date:
      ---------------------------